Calculation of Filing Fee Tables
S-8
Ally Financial Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	37,551,391	$ 43.835	$ 1,646,065,224.49	0.0001381	$ 227,321.61
Total Offering Amounts:						$ 1,646,065,224.49		$ 227,321.61
Total Fee Offsets:								$ 89,325.09
Net Fee Due:								$ 137,996.52
Offering Note
[1]	(1) This Registration Statement on Form S-8 (this "Registration Statement") relates to 37,551,391 shares of common stock, par value $0.01 per share ("Common Stock"), of Ally Financial Inc. (the "Registrant") issuable as follows (i) 25,217,502 shares of Common Stock issuable pursuant to the Ally Financial Inc. Incentive Compensation Omnibus Plan (the "2026 ICP") and (ii) 12,333,889 shares of Common Stock issuable pursuant to the Ally Financial Inc. Employee Stock Purchase Plan (the "2026 ESPP" and, together with the 2026 ICP, the "2026 Plans"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock that become issuable under either of the 2026 Plans by reason of any stock dividend, stock split or other similar transaction. (2) This Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be issued pursuant to anti-dilution and other adjustment provisions of the Plan (3) Estimated solely for purposes of calculating the registration fee. This estimate has been computed in accordance with Rules 457(c) and (h)(1) and is calculated based upon the average of the high and low sales prices of the Common Stock on May 8, 2026, as reported on the New York Stock Exchange. (4) Rounded up to the nearest penny.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Ally Financial Inc.	S-8	333-258575	08/06/2021		$ 89,325.09	Equity	Common Stock, par value $0.01 per share	16,251,391	$ 818,745,079.58
Fee Offset Sources		Ally Financial Inc.	S-8	333-258575		08/06/2021						$ 89,325.09
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered 36,827,657 shares of Common Stock under the Registration Statement on Form S-8, initially filed on August 6, 2021 (Registration No. 333-258575) (the "Prior Registration Statement") in connection with 2021 Ally Financial Inc. Incentive Compensation Plan, the 2021 Ally Financial Inc. Non-Employee Directors Equity Compensation Plan and the 2021 Ally Financial Inc. Employee Stock Purchase Plan (the "Prior Plans"), 16,251,391 of which remained unsold (the "Unsold Securities") as of the effective date of the 2026 Plans and were carried over and are available for issuance pursuant to the 2026 Plans. The Registrant has terminated any offering of Unsold Securities under the Prior Registration Statement. A registration fee of $89,325.09 with respect to the Unsold Securities was previously paid upon the filing of the Prior Registration Statement (out of a total registration fee of $202,421.67). Pursuant to Rule 457(p), the Registrant is offsetting the registration fee due under this Registration Statement by $89,325.09 which represents the portion of the registration fee previously paid with respect to the Unsold Securities previously registered on the Prior Registration Statement.